EXHIBIT 32
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                   CERTIFICATE OF CHIEF EXECUTIVE OFFICER AND

                             CHIEF FINANCIAL OFFICER


The undersigned, Ronald J. Mittelstaedt and Steven F. Bouck, being the duly elected and acting Chief Executive Officer and Chief Financial Officer, respectively, of Waste Connections, Inc., a Delaware corporation (the "Company"), hereby certify that the annual report of the Company on Form 10-K for the year ended December 31, 2003, fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934, as amended, and that information contained in such report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date: March 12, 2004                   By: /s/  Ronald J. Mittelstaedt
                                           -------------------------------------
                                           Ronald J. Mittelstaedt
                                           President and Chief Executive Officer



Date: March 12, 2004                   By: /s/  Steven F. Bouck
                                           -------------------------------------
                                           Steven F. Bouck
                                           Executive Vice President and
                                           Chief Financial Officer